EXHIBIT 99.1

Upexi’s Pet Care Brand, LuckyTail, Announces Expansion of Product Line to Include All-Natural Dog Supplements

Supplement Line Strategically Positions LuckyTail for Organic Growth Through a Recurring Revenue Model

Clearwater, FL, September 14, 2023 (ACCESSWIRE) –Upexi Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a multi-faceted Amazon and Direct-to-Consumer brand owner and innovator in aggregation, today announced LuckyTail, its pet brand and leading designer and manufacturer of pet care solutions, is expanding its latest product line with the launch of all-natural dog supplements. The supplement line will be offered via subscription and in bundles, delivering the most value for pet owners’ health and grooming needs.

The line includes six functional formulas to address the most common concerns dog owners have including, hip & joint, calming, flea & tick, probiotic and allergy & immune issues. With a focus on quality ingredients, all chews are all-natural, human-grade, GMP certified, third-party tested and made in the USA.

The line features the following all-natural, chewable supplements:

•	Calming chews improve emotional balance, support relaxation, and relieve stress and anxiety for dogs, a perfect complement to LuckyTail’s Ultimate Nail Grinder.

•	AllerImmune chews provide immune-boosting properties and relief from common dog allergy symptoms, including decreased paw licking, itching, sneezing, and skin irritation.

•	Flea & Tick chews are an all-natural, chemical-free solution to help prevent pesky pests.

•	Hip & Joint chews promote healthier bones and joints, increased mobility, and reduce soreness and discomfort. As dogs age, their hips and joints can cause pain and discomfort.

•	Probiotic chews provide a safe and effective way to improve pet gut health and reduce bloating, from immune support to gut and digestive health.

•	Skin & Coat chews give dogs a beautiful shiny coat and healthy skin. These dog coat supplements help relieve itching, improve moisturizer, and boost immunity.

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This launch marks the first of many product expansions LuckyTail has planned, as the brand solidifies its position as a top source to connect pet parents with their pet care needs.

About LuckyTail

LuckyTail, where at-home care meets innovation. With our exceptional health and grooming pet products, we aim to inspire a sense of gratitude in every pet as they discover how lucky they are to have you in their lives!

About Upexi, Inc.

Upexi is a multifaceted brand owner with established brands in the health, wellness, pet, beauty and other growing markets. We operate in emerging industries with high growth trends and look to drive organic growth of our current brands. We focus on direct to consumer and Amazon brands that are scalable and have anticipated, high industry growth trends. Our goal is to continue to accumulate consumer data and build out a significant customer database across all industries we sell into. The growth of our current database has been key to the year over year gains in sales and profits. To drive additional growth, we have and will continue to acquire profitable Amazon and eCommerce businesses that can scale quickly and reduce costs through corporate synergies. We utilize our in-house, SaaS programmatic ad technology to help achieve a lower cost per acquisition and accumulate consumer data for increased cross-selling between our growing portfolio of brands.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto or Jack Perkins

Email: Upexi@KCSA.com

Phone: (212) 896-1254

Media Contact:

Amanda York

amanda@upexi.com

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